EXHIBIT 10.6

ASSIGNMENT AND ASSUMPTION OF DEBT

THIS ASSIGNMENT dated for reference the 30th day of March, 2017

BETWEEN:

FOUNTAIN DRIVE LIMITED (the "Creditor")

AND:

SUKH ATHWAL (the "Assignee")

AND:

INTELLISENSE SOLUTIONS INC. (the "Debtor")

WHEREAS:

A. Pursuant to the provision of certain loans or advances made by the Creditor to the Debtor, pursuant to the terms of a Promissory Note dated February 29, 2016 (the "Loan Agreement"), attached hereto as Schedule "A", the Debtor is indebted to the Creditor for the principal sum of US$10,000 plus accrued interest in the amount of US$1,480.30 (the "Outstanding Amount"), as at the date hereof.

B. The Creditor has agreed to assign and transfer to the Assignee all of the Debtor’s obligations for the Outstanding Amount and the Loan Agreement (together with all evidences thereof and all obligations of the Debtor pertaining thereto, the "Assigned Rights") in accordance with this Assignment.

NOW THEREFORE, in consideration for the payment of US$1.00 to the Creditor and for such other consideration as the parties deem adequate (the receipt and sufficiency of which are hereby acknowledged by the Assignee, the Debtor and the Creditor), the Assignee, Creditor and the Debtor covenant and agree as follows:

1. The Creditor and the Debtor hereby absolutely and unconditionally forever assign, transfer and sets over unto the Assignee all of such party’s obligations, right, title and interest in and to the Assigned Rights and all matters relating thereto; with full power and authority for the Debtor to collect payment of the Outstanding Amount and the interest accrued thereon from the Assignee pursuant to the terms of the Loan Agreement, or enforce, demand, collect, sue for breach of any said warranty, guarantee, indemnity or covenant or for specific performance of any said warranty, guarantee, indemnity or covenant contained in the Loan Agreement for the Outstanding Amount or any instrument of the Debtor given in support thereof, in the name of the Creditor.

2. The Creditor warrants to the Assignee that:

(a)	the Creditor has full right, power and authority to enter into this Assignment and to assign the Assigned Rights to the Assignee;

(b)	except as set out in this Assignment, the Creditor has not assigned all or any part of its interest in any of the Assigned Rights and has not granted any options, interests or other rights in or to any of the Assigned Rights;

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(c)	no payment is required to be made to any person other than the Creditor in order for the Assignee to assume, the Assigned Rights; and

(d)

the outstanding principal balance of the Outstanding Amount as of the date hereof is US$10,000, which has accrued and shall continue to accrue interest at 12% per annum including the default interest rate per the Loan Agreement of 15% since August 26, 2016, unless modified upon mutual agreement by the Debtor and the Assignee.

3. The Assignee, Creditor and the Debtor will at all times hereafter execute and deliver, at the request of the applicable party, all such further documents, deeds and instruments, and will do and perform all such acts as may be necessary or desirable to give full effect to the intent and meaning of this Assignment. Without limiting the generality of the foregoing, the Assignee will execute such financing statements, financing change statements, notices or directions as may be necessary or advisable to cause all pertinent offices of public record to amend their records to show the interests of the Creditor in the Assigned Rights and to direct the Assignee to fulfil its obligations under the Outstanding Amount or any instrument made by the Assignee in favour of the Debtor.

4. Each of the parties to this Assignment acknowledge that such party has read this document and fully understands the terms of this Assignment, and acknowledges that this Assignment has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so. The Creditor and Debtor hereby acknowledge that this Agreement was prepared by counsel for the Assignee and that such counsel does not represent the Creditor of the Debtor. By signing this Agreement, the Creditor and the Debtor confirm that they fully understand this Agreement and (a) have obtained independent legal advice or (b) waive the right to obtain independent legal advice.

5. This Assignment will enure to the benefit of the respective parties and their successors and assigns, and will be binding upon such parties and their successors and assigns.

6. This Assignment will be governed by and construed in accordance with the laws in force in the State of Nevada and the parties submit to the non-exclusive jurisdiction of the courts of State of Nevada in any proceedings pertaining to the Assigned Rights or this Assignment.

7. This Assignment may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts will be construed together and will constitute one and the same agreement.

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IN WITNESS WHEREOF the parties hereto have executed this Assignment as of the day and year first above written.

FOUNTAIN DRIVE LIMITED

Per: ______________________
Authorized Signatory

SUKH ATHWAL

Per: ______________________
Authorized Signatory

INTELLISENSE SOLUTIONS INC.

Per: ______________________
Authorized Signatory

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Schedule A

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